UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 30, 2011

BILLMYPARENTS, INC.

A Colorado Corporation

(Exact name of registrant as specified in its charter)

COLORADO	000-27145	33-0756798
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6440 Lusk Blvd., Suite 200

San Diego California 92121

 (Address of principal executive offices)

(858) 677-0080

 (Registrant’s telephone number)

 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Directors

On August 30, 2011, BillMyParents Inc.’s (“BillMyParents”) Board of Directors received and accepted the resignation of Mr. Chris Nicolaidis from the Company’s Board of Directors.  The Board expressed its appreciation for Mr. Nicolaidis’ past service and contributions.

By a vote of the remaining members of BillMyParents’ Board of Directors, Mr. Patrick Kolenik was appointed as a Director effective as of August 30, 2011.  The following sets forth certain information concerning Mr. Kolenik’s background and experience.

Mr. Kolenik has over forty years of securities industry experience. Mr. Kolenik was the Chief Executive Officer of Sherwood Securities Corp. where he has been involved with more than 200 successful public and private financings. Since 2003, Mr. Kolenik has been a consultant to both public and private companies through his company PK Advisors.  Mr. Kolenik currently serves on the Board of Directors of Premier Alliance Group, Inc. (PIMO) a public company that provides Business and Technology consulting services.  Mr. Kolenik also serves on the Board of Directors of American Roadside Burgers, Inc.  Mr. Kolenik has also been elected to the Board of Directors of Stratus Media Group (SMDI), a public company that owns and operates more than 140 live events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BILLMYPARENTS, INC.
/s/ Jonathan Shultz
Dated: August 30, 2011	By:
Jonathan Shultz Chief Financial Officer

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